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                                                                    EXHIBIT 3.15

                                                                      [STAMP]

                           ARTICLES OF INCORPORATION
                                       OF
                        EXCELL CABLE CONSTRUCTION, INC.

         The undersigned, for the purpose of forming a corporation pursuant to and in conformity with the Florida General Corporation Act, hereby adopts the following Articles of Incorporation:

                                   ARTICLE I

         The name of this corporation is Excell Cable Construction, Inc.

                                   ARTICLE II

         The term for which this corporation shall exist shall be perpetual. The date and time of the commencement of corporate existence shall be at such time as at least $100.00 has been received by it as consideration for the issuance of shares.

                                  ARTICLE III

         The general purposes for which this corporation is organized are:

         1. To develop, manufacture, assemble, fabricate, import, lease, purchase, or otherwise acquire, invest in, hold, use, license the use of, install, handle, maintain, service or repair, sell, pledge, mortgage, exchange, export, distribute, lease, assign, and otherwise dispose of, and generally to trade and deal in and with, as principal or agent, as contractor, sub-contractor, or otherwise, in cable television equipment and systems; and to do each and every act or acts, thing or things, necessary or incident to, growing out of or connected with the usual conduct of such business or any part or parts thereof for the accomplishment of any such purpose.

         2. To manufacture, process, buy and sell, both at wholesale and retail, export and import, and generally to trade and deal in and with goods, commodities, wares and merchandise of every kind, nature and description.

         3. To acquire, by purchase, lease, or otherwise, lands and interests in lands, and to own, hold, improve, develop and manage any real estate so acquired and to erect, or cause to be erected, on any lands owned, held or occupied by the corporation, buildings or other structures with their appurtenances, and to manage, operate, lease, rebuild, enlarge, alter, improve any buildings or other structures now or hereafter erected on any lands so owned, held or occupied, and to encumber or dispose of any lands or interests in lands, and any buildings or other structures, and any stores, shops, suites, rooms or part of any buildings or other structures, at any time owned or held by the corporation.

         4. To acquire, by purchase, lease, manufacture or otherwise any personal property deemed necessary or useful in the equipment, furnishing, improvement, development or management of any property, real or personal, at any time owned, held or occupied by the corporation and to invest, trade, and deal in any personal property deemed beneficial to the corporation, and to encumber or dispose of any personal property at any time owned by or held by the corporation.

         5. To guarantee, purchase, hold, vote, sell, assign, transfer, mortgage, pledge or otherwise dispose of shares of the capital stock of, or any bonds, securities or evidence of indebtedness created by any other corporation or corporations
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organized under the laws of this State or any other state, country, nation or government, and while the owner thereof to exercise all the rights, powers and privileges of ownership; to receive, collect and dispose of dividends, interests or other income on any such securities held by it, and do any and all acts and things tending to increase the value of said corporation; to issue bonds, debentures, or obligations of this corporation from time to time and secure the same by pledge, mortgage or deed of trust of or upon any part of such securities or other property held or owned by the company and to sell or pledge such bonds for proper corporate purposes and in the promotion of its corporation business; to purchase, receive, hold and dispose of any securities of any person or corporation, whether such securities shall be bonds, mortgages, debentures, notes, shares of capital stock or otherwise, and in respect to any such securities, to exercise any and all rights and privileges of ownership thereof, and generally to act as investment brokers, agents or principals. To borrow and lend money either with or without security, and negotiate loans; to draw, accept, endorse, buy and sell promissory notes, bonds, stocks, debentures, coupons and other securities; to issue on commission, subscribe for, take, acquire, hold, sell, exchange and deal in shares, stocks, bonds, obligations and securities of any government, authority, or company; to form, promote, subsidize and assist companies, syndicates or partnerships of all kinds, and to finance and refinance the same. To carry on and undertake the business untertaking, transaction or operation commonly carried on or undertaken by capitalists, promoters, financiers, concessionaries, contractors, brokers and commission merchants and any other incidental business which may seem to the corporation convenient to carry on in connection with the above, or calculated directly or indirectly to enhance the value of or render profitable any of the corporation's property or rights.

     6. To acquire, and pay for, in cash or otherwise, stocks or bonds of this corporation, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

     7. To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names, relating to or useful in connection with any business of this corporation.

     8. To purchase, hold, sell and transfer the shares of its own capital stock provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital; and provided further that shares to its own capital stock belonging to it shall not be voted upon directly or indirectly.

     9. To have one or more offices to carry on all or any of its operations and businesses and without restriction or limit as to amounts; to purchase or otherwise acquire, hold, own, mortgage, sell, convey or otherwise dispose of real and personal property of every class and description in any of the states, districts, territories, or colonies of the United States and in any and all foreign countries, subject to the laws of such state, district, territory, colony or country.

     10. To enter into partnership or into any arrangement for sharing of profits, union of interest, cooperation, joint-adventure, reciprocal concession or otherwise, with any person, persons or corporations, carrying on or engaged in or about to carry on or engage in any business or transactions

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which the corporation is authorized to carry on or engage in, or any business or transaction capable of being conducted so as directly or indirectly to benefit the corporation; and to lend money to, guarantee the contracts of, or otherwise assist any such person, persons or corporations, and to take or otherwise acquire shares and securities of any such corporation and to sell, hold, reissue, with or without guarantee, or otherwise deal with same.

         11. To, in general, carry on and transact any business in connection with or auxiliary to the foregoing, to have and exercise all of the powers conferred by the laws of Florida upon corporations, and to do any or all of the things hereinabove set forth to the same extent as natural persons might or could do.

         The foregoing clauses shall be construed both as objects and powers; and it is hereby expressly provided that the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the powers of this corporation; and the above and foregoing businesses enumerated are intended as illustrative and not restrictive, and this corporation shall have the power to handle such business or businesses, either in its own behalf or as agent or broker for others, and shall further engage in any and all like and kindred businesses, which may be necessary or profitable in conjunction with the businesses above enumerated, and generally shall have and exercise all powers, privileges and immunities of businesses of like kind and nature incorporated under the laws of the State of Florida, and shall enjoy the privilege and immunities pertaining to incorporators under the laws of the State of Florida.

                                   ARTICLE IV

         The aggregate number of shares which this corporation is authorized to issue is 5,000. Such shares shall be of a common class and shall have a par value of $1.00.

         Said stock may be issued for such consideration having a value not less than the par value of the shares issued therefor as is determined from time to time by the Board of Directors; however, neither promissory notes nor future services shall constitute payment or part payment for the issuance of shares of stock of this corporation.

                                   ARTICLE V

         The street address of the initial registered office of this corporation is 4215 Southpoint Boulevard, Suite 100, Jacksonville, Florida 32216, and the name of its initial registered agent at such address is Michael
N. Schneider.

         This corporation shall have branch offices and places of business in the State of Florida and any other state, territory, district or possession of the United States, and in any foreign country or countries, as may be determined from time to time by its Board of Directors.

                                   ARTICLE VI

         This corporation shall have 1 director initially. The number of directors may be either increased or diminished from time to time by the bylaws but shall never be less than one. The name and address of the initial director of this corporation is:

                           David Mai
                           3 Windemere Drive
                           Sicklerville, New Jersey 08081
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     Any one or more of the directors or officers may be removed either with or without cause at any time by the shareholders voting a majority of the common stock of the corporation issued and outstanding and entitled to vote, at any meeting of shareholders called expressly for that purpose. If the office of any director, one or more, becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, the shareholders shall, at a special meeting called for that purpose, by a majority vote of all of the shareholders holding the common stock of the corporation issued and outstanding and entitled to vote, choose a successor or successors who shall hold office for the unexpired term in respect of which such vacancies occurred.

                                  ARTICLE VII

                  The name and address of the incorporator is:

                              Michael N. Schneider
                              4215 Southpoint Boulevard, Suite 100
                              Jacksonville, Florida 32216

                                  ARTICLE VIII

     The power to adopt, alter, amend or repeal bylaws shall be vested in the Board of Directors and the shareholders; provided, however, that any bylaws adopted by the shareholders may not be altered, amended or repealed by the Board of Directors.

                                   ARTICLE IX

     Each shareholder of the corporation shall have the right to purchase, subscribe for, or receive a right or rights to purchase or subscribe for, at the price at which it is offered to others, a pro rata portion of:

     (1) Any stock of any class that the corporation may issue or sell, whether or not exchangeable for any stock of the corporation of any class or classes, and whether or not of unissued shares authorized by the Articles of Incorporation as originally filed or by any amendment thereof or out of shares of stock of the corporation acquired by it after the issuance thereof, and whether issued for cash, labor done, personal property, or real property or leases thereof; or

     (2) Any obligation that the corporation may issue or sell which is convertible into or exchangeable for any stock of the corporation of any class or classes, or to which is attached or pertinent any warrant or warrants or other instrument or instruments conferring on the holder the right to subscribe for or purchase from the corporation any shares of its stock of any class or classes.

                                   ARTICLE X

     No contract or other transaction between the corporation and one or more of its directors or any other corporation, firm, association, or entity in which one or more of its directors or officers are financially interested, shall be either void or voidable because of such relationship or interest or because such director or directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction or because his or their votes are counted for such purpose, if:

     (1) The fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies the contract or transaction
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by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or

         (2) The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent; or

         (3) The contract or transaction is fair and reasonable as to the corporation at the time it is authorized by the Board, a committee, or the shareholders.

                                   ARTICLE XI

         The corporation shall indemnify any officer or director, or any former officer or director, to the full extent permitted by law.


                                  ARTICLE XII

         This corporation reserves the right to amend or repeal any provisions contained in these Articles of Incorporation, or any amendments hereto, and any right conferred upon the shareholders is subject to this reservation.

         Executed by the undersigned, this 11th day of February, 1988.


                                              /s/ MICHAEL N. SCHNEIDER
                                              ----------------------------------
                                              Michael N. Schneider, Incorporator


STATE OF FLORIDA
COUNTY OF DUVAL

         Before me, a notary public authorized to take acknowledgments in the State and County set forth above, personally appeared Michael N. Schneider, known to me and known by me to be the person who executed the foregoing Articles of Incorporation, and acknowledged before me that he executed those Articles of Incorporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, in the State and County aforesaid, this 11th day of February, 1988.


                                                  /s/ [ILLEGIBLE]
                                                 -------------------------------
                                                 Notary Public, State of Florida
                                                 My commission expires:

                                                 [NOTARY SEAL]
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                                                                   [FILED STAMP]

                                  CERTIFICATE

DESIGNATING REGISTERED AGENT AND PLACE OF BUSINESS FOR THE SERVICE OF PROCESS WITHIN THIS STATE

     Pursuant to Section 48.091, Florida Statutes, the following is submitted:

     That Excell Cable Construction, Inc., desiring to organize under the laws of the State of Florida with its registered office, as indicated in the Articles of Incorporation, in the City of Jacksonville, County of Duval, State of Florida, has named Michael N. Schneider, 100 National Financial Building, 4215 Southpoint Blvd., Jacksonville, County of Duval, State of Florida, as its agent to accept service of process within the State of Florida.

                                                                    [ILLEGIBLE]
                                                                    ------------
                                                                    Incorporator

                                 ACKNOWLEDGMENT

     Having been named to accept service of process for the above-named corporation, at the place designated in this Certificate, I hereby accept such appointment and agree to act in this capacity, and agree to comply with the provisions of law relating to keeping said office open.

                                                                [ILLEGIBLE]
                                                                ----------------
                                                                Registered Agent


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                                                                   [FILED STAMP]

                          ARTICLES OF AMENDMENT TO THE
                           ARTICLES OF INCORPORATION
                       OF EXCELL CABLE CONSTRUCTION, INC.

     Pursuant to the provisions of Section 607.187 of the Florida Statutes, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation, pursuant to a consent meeting of the shareholders and directors held February 13, 1988:

     Article I is deleted in its entirety and the following substituted in lieu thereof:

     The name of this corporation is Excel Cable Construction, Inc.

     In all other respects, except as specifically changed and modified in these Articles of Amendment to the Articles of Incorporation, all of the provisions contained in the Articles of Incorporation of Antartic Imaging, Inc. shall be and remain the same.

     Executed by the undersigned this [ILLEGIBLE] day of March, 1988.

                                                      EXCELL CABLE CONSTRUCTION,
                                                      INC.

                                                      By: /s/ [ILLEGIBLE]
                                                      --------------------------
                                                      Its   President

                                                      Attest: /s/ [ILLEGIBLE]
                                                      --------------------------
                                                      Its   Secretary

STATE OF FLORIDA
COUNTY OF DUVAL

     Before me, a notary public authorized to take acknowledgements in the State and County set forth above, personally appeared DAVID MAI as President and as Secretary of EXCELL CABLE CONSTRUCTION, INC., respectively, and known to me and known by me to be the person who executed the foregoing Amendment to the Articles of Incorporation, and acknowledged before me that he executed that Amendment to the Articles of Incorporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, in the State and County aforesaid, this [ILLEGIBLE] day of March, 1988.

                                                /s/ [ILLEGIBLE]
                                                -------------------------------
                                                Notary Public, State of Florida
                                                My commission expires:




                                                                      [STAMP]